WACHOVIA
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Kenneth W. McAllister
Executive Vice President
and General Counsel

Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150

                                 July 23, 1997



Wachovia Corporation
100 North Main Street
P.O. Box 3099
Winston-Salem, NC  27150

              RE: Registration Statement on Form S-8 Relating to the Wachovia Corporation Stock Plan (as amended and restated effective April 25, 1997)

Gentlemen:

         I am familiar with the proceedings taken by Wachovia Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the issuance and sale of up to 9,000,000 shares of the Company's Common Stock, par value $5.00 per share (the "Shares"), pursuant to the Wachovia Corporation Stock Plan, as amended and restated effective April 25, 1997 (the "Plan").

         As counsel for the Company, I have reviewed the Plan and the Registration Statement, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

         Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when issued and paid for pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,


                                                     /s/ Kenneth W. McAllister
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                                                     Kenneth W. McAllister